Exhibit 99.1

TUCOWS REPORTS STRONG THIRD QUARTER FISCAL 2006 RESULTS

— Company Reports Strong Growth in Revenue and Profitability —

TORONTO, Canada — November 6, 2006 — Tucows Inc. (AMEX:TCX, TSX:TC), a leading provider of Internet services to web hosting companies, ISPs and other service providers worldwide, today reported its financial results for the third quarter of fiscal 2006 ended September 30, 2006.

Highlights for the third quarter included:

•                  A 40% year-over-year increase in net revenue to a record $16.9 million;

•                  Net income of $1.9 million;

•                  A 41% increase in adjusted EBITDA to $1.5 million;

•                  A 20% year-over-year increase in deferred revenue to a record $44.7 million; and

•                  Acquisition of the Kiko calendaring service.

“Our financial results for the third quarter of fiscal 2006 show increased momentum in our business driven by growth in all our service offerings,” said Elliot Noss, President and Chief Executive Officer, Tucows Inc.  “Operationally this quarter, we completed the bulk of integration of Net Identity and acquired the Kiko calendaring service, further evidence of our commitment to having the best hosted email service in the world.  In addition, we continued to invest in strengthening our operations.  This will allow us to better capitalize on the significant leverage inherent in our business model.”

Summary Financial Results
 (Numbers in Thousands of US Dollars, Except Per Share Data)

	Three Months Ended September 30, 2006		Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006		Nine Months Ended September 30, 2005
Net Revenue	16,864		12,055	47,830		35,859
EBITDA	2,944	(1)	938	4,379	(1)	2,199
Adjusted EBITDA	1,518		1,076	4,783		2,894
Net Income	1,935	(1)	788	2,004	(1)	1,739
Net Income/Share	0.03		0.01	0.03		0.03
Cash Flow from Operations	(133)		792	4,921		2,922

(1)             Includes other income of $1.9 million related to contingent consideration associated with the sale in 2002 of patents acquired through the reverse takeover of Infonautics in 2001.

Net revenue for the third quarter of fiscal 2006 increased 40% to $16.9 million from $12.1 million for the third quarter of fiscal 2005.  The increase was the result of growth across all aspects of the Company’s business.

Net income for the third quarter of fiscal 2006 was $1.9 million, or $0.03 per share, compared with $0.8 million, or $0.01 per share, for the third quarter of fiscal 2005.  Adjusted EBITDA for the third quarter of fiscal 2006 increased 41% to $1.5 million, or 9.0% of net revenue, from $1.1 million, or 8.9% of net revenue, for the corresponding quarter of last year.

Deferred revenue at the end the third quarter of fiscal 2006 was $44.7 million, an increase of 20% from $37.3 million at the end of the third quarter of fiscal 2005 and an increase of 4% from $43.2 million at the end of the second quarter of fiscal 2006.

Cash, short-term investments and restricted cash at the end of the third quarter of fiscal 2006 decreased to $3.8 million from $7.0 million at the end of the second quarter of fiscal 2006 and $18.4 million at the end of the third quarter of fiscal 2005. The decrease compared to the end of the second quarter of fiscal 2006 is primarily the result of cash payments of $2.1 million to repay one of two promissory notes associated with the acquisition of Mailbank.com Inc. (NetIdentity) and investments of $0.8 million in property and equipment, mostly for Internet services infrastructure.

EBITDA and Adjusted EBITDA

To assist financial statement users in their assessment of the Company’s historical performance and to project its future earnings and cash flows, the Company has included earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is presented because it is an important supplemental measure of performance frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with (GAAP). Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Consolidated Statements of Cash Flows included in the attached financial statements.

Adjusted EBITDA represents EBITDA plus the additional adjustments described in the table below. Adjusted EBITDA is presented because it better represents ongoing business performance than EBITDA. The adjustments reflect the material amount of cash collected by the Company for domain registrations and other Internet services paid for the full term at the time of activation and deferred, net of prepaid fees. In addition, adjusted EBITDA reflects earnings and expenses considered as non-representative of ongoing business for the reasons specified below. Adjusted EBITDA is one of the primary measures the Company uses for planning and budgeting purposes and to monitor and evaluate Tucows’ financial and operating results. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Consolidated Statements of Cash Flows included in the attached financial statements.

Conference Call

Tucows will host a conference call today, Monday, November 6 2006, at 5:00 p.m. (ET) to discuss the Company’s third quarter fiscal 2006 results. To access the conference call via the Internet go to www.tucowsinc.com, and click on “Investor Relations.”

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 1-800-408-3053 or 416-695-5800 and enter the pass code 3202095 followed by the pound key.  The telephone replay will be available until Monday, November 13, 2006, at midnight. To access the archived conference call via the Internet, go to www.tucowsinc.com and click on “Investor Relations.”

About Tucows

Tucows Inc. (AMEX:TCX, TSX:TC) provides Internet services and download libraries through a global distribution network of 6,000 service providers.  This distribution network primarily consists of web hosting companies, ISPs (Internet Service Providers) and other Internet related service companies.  These companies use Tucows’ provisioned services to offer solutions to their customers: enterprises, small and medium businesses and consumers.  Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers) and earns most of its revenue from domain name registration services plus hosted email, spam and virus protection, Blogware, website building tools, the Platypus Billing System and digital certificates.  For more information, please visit:  www.tucowsinc.com

Contact:
Leona Hobbs
Manager, Communications
Tucows Inc.
416-538-5450
ir@tucows.com

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Tucows  Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

	September 30	December 31,
	2006	2005
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$3,546,933	$17,348,088
Short-term investments	—	1,771,569
Restricted cash	262,834	60,000
Interest receivable	—	39,574
Accounts receivable	5,757,226	1,439,329
Prepaid expenses and deposits	2,297,150	1,999,820
Prepaid domain name registry and other Internet services fees, current portion	21,777,022	18,175,988
Cash held in escrow	—	—
Deferred tax asset, current portion	1,000,000	1,000,000
Total current assets	34,641,165	41,834,368

Prepaid domain name registry and other Internet services fees, long-term portion	9,330,713	7,701,939
Deferred acquisition costs	—	46,034
Property and equipment	5,698,689	1,542,671
Deferred tax asset, long-term portion	2,000,000	2,000,000
Intangible assets	18,851,277	1,006,080
Goodwill	11,977,086	1,951,067
Investment	353,737	353,737
Cash held in escrow	801,725	621,412
Total assets	$83,654,392	$57,057,308

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,595,011	$1,655,195
Accrued liabilities	3,227,884	1,417,035
Customer deposits	2,851,428	2,276,637
Deferred revenue, current portion	31,522,474	26,790,166
Accreditation fees payable, current portion	504,966	651,811
Total current liabilities	40,701,763	32,790,844

Deferred revenue, long-term portion	13,213,970	11,079,537
Accreditation fees payable, long-term portion	152,197	94,785
Promissory note payable	6,000,000	—
Deferred tax liability	5,396,000	—

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 75,732,220 shares issued and outstanding at September 30, 2006 and 71,945,303 shares issued and outstanding at December 31, 2005	15,287,732	12,403,422
Additional paid-in capital	50,271,866	50,061,866
Deficit	(47,369,136)	(49,373,146)
Total stockholders’ equity	18,190,462	13,092,142
Total liabilities and stockholders’ equity	$83,654,392	$57,057,308

Tucows  Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

Net revenues	$16,864,320	$12,054,796	$47,830,296	$35,858,640

Cost of revenues:
Cost of revenues (*)	10,464,829	7,676,713	30,458,945	22,484,530
Depreciation of property and equipment	695,624	113,539	1,889,799	319,619
Amortization of intangible assets	66,550	19,290	143,628	57,870
Total cost of revenues	11,227,003	7,809,542	32,492,372	22,862,019

Gross profit	5,637,317	4,245,254	15,337,924	12,996,621

Operating expenses:
Sales and marketing (*)	1,706,951	1,150,674	4,738,397	3,669,185
Technical operations and development (*)	1,924,435	1,468,624	6,335,874	4,147,467
General and administrative (*)	1,698,012	820,860	4,265,529	3,358,347
Depreciation of property and equipment	43,025	99,883	125,116	412,546
Amortization of intangible assets	230,291	39,750	436,175	119,250
Total operating expenses	5,602,714	3,579,791	15,901,091	11,706,795

Income (loss) from operations	34,603	665,463	(563,167)	1,289,826

Other income (expenses):
Interest income (expenses), net	(70,297)	122,755	135,256	296,859
Other income	1,873,420	—	2,347,026	—
Total other income	1,803,123	122,755	2,482,282	296,859

Income before provision for income taxes	1,837,726	788,218	1,919,115	1,586,685

Recovery of income taxes	(96,895)	—	(84,895)	(151,975)
Net income for the period	$1,934,621	788,218	$2,004,010	$1,738,660

Basic earnings per share	$0.03	0.01	$0.03	$0.03

Shares used in computing basic earnings per common share	75,706,078	69,602,723	73,418,358	68,126,691

Diluted earnings per share	$0.02	0.01	$0.03	$0.02

Shares used in computing diluted earnings per common share	78,214,560	73,145,627	75,852,576	72,243,523

(*) Stock-based compensation has been included in expenses as follows:
Cost of revenues	$2,200	—	$7,700	$—
Sales and marketing	$23,200	—	$79,200	$—
Technical operations and development	$14,800	—	$50,800	$—
General and administrative	$21,300	—	$72,300	$—

Tucows Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Net income for the period	$1,934,621	$788,218	$2,004,010	$1,738,660
Depreciation of property and equipment	738,649	213,422	2,014,915	732,165
Amortization of intangible assets	296,841	59,040	579,803	177,120
Interest income (expense), net	70,297	(122,755)	(135,256)	(296,859)
Recovery of income taxes	(96,895)	—	(84,895)	(151,975)
EBITDA	2,943,513	937,925	4,378,577	2,199,111

Adjustments to EBITDA (1)

Change in prepaid fees for domain name registry and other Internet services fees	(1,058,139)	(535,643)	(5,229,809)	(3,373,252)
Change in deferred revenue	1,506,423	674,016	6,702,773	4,068,481
Transitional costs	—	—	1,278,842	—
Other income	(1,873,420)	—	(2,347,026)	—
Subtotal Adjustments to EBITDA	(1,425,136)	138,373	404,780	695,229

Adjusted EBITDA	$1,518,377	$1,076,298	$4,783,357	$2,894,340

(1)             Adjustments to EBITDA

Tucows  Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Cash provided by (used in):
Operating activities:
Net income for the period	$1,934,621	$788,218	$2,004,010	$1,738,660
Items not involving cash:
Depreciation of property and equipment	738,649	213,422	2,014,915	732,165
Amortization of intangible assets	296,841	59,040	579,803	177,120
Unrealized change in the fair value of forward exchange contracts	145,177	(290,177)	(50,725)	(182,549)
Stock-based compensation	61,500	—	210,000	—
Change in non-cash operating working capital:
Interest receivable	5,027	(115,739)	39,574	(115,739)
Accounts receivable	(2,100,231)	(91,828)	(4,262,944)	(251,805)
Prepaid expenses and deposits	388,487	240,682	367,608	651,485

Prepaid fees for domain name registry and other Internet services fees	(1,058,139)	(535,643)	(5,229,809)	(3,373,252)
Accounts payable	(2,213,494)	292,579	857,048	231,866
Accrued liabilities	135,838	(269,556)	1,202,952	(944,895)
Customer deposits	6,534	31,497	574,791	(77,372)
Deferred revenue	1,506,423	674,016	6,702,773	4,068,481
Accreditation fees payable	19,402	(204,296)	(89,434)	268,056

Cash (used in) provided by operating activities	(133,365)	792,215	4,920,562	2,922,221

Financing activities:
Proceeds received on exercise of stock options	43,550	65,177	98,960	251,616
Net proceeds received on issuance of common stock, net of issue costs	—	2,024,025	—	1,574,675
Repayment of promissory note payable	(2,122,930)	—	(2,122,930)	—
Cash (used in) provided by financing activities	(2,079,380)	2,089,202	(2,023,970)	1,826,291

Investing activities:
Additions to property and equipment	(787,824)	(301,604)	(4,079,249)	(1,127,681)
Decrease (increase) in investment in short-term investments	—	—	1,771,569	(7,771,453)
Decrease (increase) in restricted cash - being margin security against forward exchange contracts	159,623	(300,000)	(202,835)	160,398
Acquisition of Mailbank.com Inc., net of cash acquired	(655,830)	—	(6,486,732)	—
Acquisition of Hosted Messaging Assets, net of cash acquired	(1,037,303)	—	(7,456,788)	—
Acquisition of Boardtown Corporation, net of cash acquired	(22,700)	—	(22,700)	—
(Decrease) increase in cash held in escrow	1,563,999	(2,320)	(221,012)	390,568
Cash used in investing activities	(780,035)	(603,924)	(16,697,747)	(8,348,168)

(Decrease) increase in cash and cash equivalents	(2,992,780)	2,277,493	(13,801,155)	(3,599,656)

Cash and cash equivalents, beginning of period	6,539,713	8,037,839	17,348,088	13,914,988

Cash and cash equivalents, end of period	$3,546,933	$10,315,332	$3,546,933	$10,315,332